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Exhibit 99



       Viropharma Form S-3 Related to its Subordinated Convertible Notes

Exton, PA, August 21, 2000 - ViroPharma Incorporated (Nasdaq: VPHM) today announced that the Securities and Exchange Commission has declared its Registration Statement on Form S-3 (File No. 333-37960) effective as of August 21, 2000, registering the resale of its 6% Subordinated Convertible Notes due March 1, 2007 and of shares of its common stock issuable upon conversion thereof by certain holders of the Notes, pursuant to the Registration Rights Agreement that ViroPharma entered into when the Notes were issued. No securities are being issued or offered by ViroPharma in connection with this registration statement.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. The Company is focused on drug development and discovery activities in viral diseases including viral respiratory infection (VRI, a severe form of the common cold), hepatitis C and RSV disease.


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